EXHIBIT 12-2

                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                   SEC METHOD
                                     ($000)

                                                              9 MONTHS
                                                                ENDED
                                                               09/30/96
                                                               --------
NET INCOME                                                    $398,896

ADD BACK:
- INCOME TAXES:
     OPERATING INCOME                                          273,249
     NON-OPERATING INCOME                                       (2,037)
                                                               -------
     NET TAXES                                                 271,212


- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                               278,942
     ANNUAL RENTALS                                              6,412
                                                               -------
     TOTAL FIXED CHARGES                                       285,354

EARNINGS REQUIRED FOR PREFERRED DIVIDENDS:
     DIVIDENDS ON PREFERRED STOCK                               13,527
     ADJUSTMENT TO PREFERRED DIVIDENDS *                         9,197
                                                               -------
                                                                22,724

FIXED CHARGES AND PREFERRED DIVIDENDS                          308,078
                                                              ========

EARNINGS BEFORE INCOME TAXES AND
     FIXED CHARGES                                            $955,462
                                                              ========
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
     AND PREFERRED STOCK DIVIDEND REQUIREMENTS                    3.10
                                                                  ====

 * ADDITIONAL CHARGE EQUIVALENT TO EARNINGS REQUIRED
   TO ADJUST DIVIDENDS ON PREFERRED STOCK TO A PRE-TAX BASIS